Exhibit 99.1

PRESS RELEASE

MSCI Launches Private Offering of $700 Million Senior Unsecured Notes Due 2033; To Redeem 5.375% Notes Due 2027

New York, NY – August 3, 2021 – MSCI Inc. (NYSE: MSCI), a leading provider of critical decision support tools and services for the global investment community, announced today that it intends to issue $700.0 million aggregate principal amount of senior unsecured notes due 2033 (the “notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The proposed offering is subject to market and other conditions. If the offering is successfully placed, MSCI intends to use the net proceeds from the offering to redeem all $500.0 million aggregate principal amount of its 5.375% senior unsecured notes due 2027 (the “2027 Notes”), as well as for general corporate purposes (including, without limitation, potential purchases of MSCI’s common stock, investments and acquisitions) and to pay related redemption costs. This press release does not constitute a notice of redemption with respect to the 2027 Notes.

The notes are being offered only to (i) persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and (ii) certain non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The notes have not been registered under the Securities Act or any state securities laws and therefore may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes, nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

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About MSCI Inc.

MSCI is a leading provider of critical decision support tools and services for the global investment community. With over 50 years of expertise in research, data and technology, we power better investment decisions by enabling clients to understand and analyze key drivers of risk and return and confidently build more effective portfolios. We create industry-leading research-enhanced solutions that clients use to gain insight into and improve transparency across the investment process.

MSCI Inc. Contacts

Investor Inquiries

sallilyn.schwartz@msci.com

Salli Schwartz	+1 646 662 9343

Media Inquiries

PR@msci.com

Sam Wang	+1 212 804 5244
Melanie Blanco	+1 212 981 1049

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s control and that could materially affect actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the Securities and Exchange Commission (“SEC”) on February 12, 2021 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if MSCI’s underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this press release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.